                                 Exhibit 10.3


                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 13th day of April, 1998, by and between HARRISON LABORATORIES, INC., a Texas corporation ("HLI"), ROY D. HARRISON, an individual, officer, director and shareholder of HLI ("Harrison"), LABORATORY SPECIALISTS OF AMERICA, INC., an Oklahoma corporation ("LSAI"), and LABORATORY SPECIALISTS, INC., a Louisiana corporation and wholly-owned subsidiary of LSAI ("LSI").

                                R E C I T A L S

     1. HLI and LSAI through LSI are each primarily engaged in the providing of forensic drug testing services to corporate and institutional customers.

     2. LSAI and LSI desire to purchase from HLI and HLI desires to sell to LSAI and LSI certain assets of HLI, principally the customer base of HLI and the assets related thereto.

     3. HLI, LSAI and LSI desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated under this Agreement and to prescribe various conditions precedent to such transactions and payment and delivery of the consideration for purchase of the assets of HLI.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties to this Agreement have agreed, and hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 DEFINITIONS. Certain terms which are used primarily in individual sections of this Agreement are defined when used in such sections. Other terms used frequently throughout this Agreement are set forth below and have the following meanings:

CLOSING: The consummation of the transactions contemplated by this Agreement on the Closing Date.

CLOSING DATE: The date on which the Closing shall occur on and be effective May 1, 1998, or on such other date as mutually agreed among the parties hereto, but in any event not later than May 31, 1998.

HARRISON: Roy D. Harrison, an individual, officer, director and shareholder of HLI.

HLI:  Harrison Laboratories, Inc., a Texas corporation.

HLI ASSETS: The assets of HLI as defined in Section 2.1 hereof and as more specifically identified on Schedule 2.1 attached hereto which is a 309 page schedule.

LEGAL REQUIREMENTS: Any law, statute, ordinance, decree, final order, final judgment, rule or regulation of (including without limitation the terms of any license, certificate, franchise or permit issued by) the United States, any state, commonwealth, territory or possession thereof and any political or judicial subdivision or instrumentality of the foregoing, including without limitation courts, departments, commissions, boards, bureaus or agencies.

LSAI:  Laboratory Specialists of America, Inc., an Oklahoma corporation.

LSI: Laboratory Specialists, Inc., a Louisiana corporation and the wholly-owned subsidiary of LSAI.

ONE-YEAR ACCOUNTING PERIOD:  The 12 months ended following Closing.

ONE-YEAR REVENUE BASE: Determined in accordance with generally accepted accounting principles, the sum of all revenues directly attributable to the HLI Assets during the One Year Accounting Period.

TAXES: All net income, gross income, gross receipts, sales and use, ad valorem, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges of any kind whatsoever imposed by a foreign, federal, state, county or local taxing authority together with any interest or penalty thereon.

     1.2 INTERPRETATION. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection and paragraph references in this Agreement are to articles, sections, subsections and paragraphs of this Agreement, unless otherwise specified. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The Exhibit and all Schedules referred to herein are annexed hereto and incorporated herein by reference. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                  ARTICLE II

                                ASSET PURCHASE

     2.1 PURCHASE AND SALE OF HLI ASSETS. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, HLI shall sell, assign, convey, set over, transfer and deliver to LSAI and LSI, and LSAI and LSI, jointly and not severally, shall purchase, acquire and accept all right, title and interest of HLI Assets, free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever, against receipt of the consideration paid and delivered by LSAI pursuant to Section 2.2 hereof.

     2.2 PURCHASE PRICE OF HLI ASSETS. In consideration for the HLI Assets to be sold, assigned, conveyed, transferred and delivered to HLI pursuant to
Section 2.1 hereof and upon the terms and subject to the conditions contained herein, the following payment and deliveries shall be made:

          2.2.1 PAYMENT AT CLOSING. At Closing, LSAI and LSI, jointly and not severally, shall deliver to HLI, in immediately available funds, the sum of Five Hundred Thousand Dollars ($500,000); and

          2.2.2 PAYMENT SUBSEQUENT TO CLOSING. On or before 30th day following the One-Year Accounting Period, LSAI and LSI, jointly and not severally, shall pay HLI, in immediately available funds, an amount equal to the One-Year Revenue Base, less (i) Five Hundred Dollars ($500,000) paid to HLI pursuant to Section 2.2.1 and (ii) Thirty-Three Thousand Eight Hundred Fifteen Dollars ($33,815) representing an account receivable owed by HLI to LSI on the Closing Date.

     2.3 CLOSING. Subject to the terms and conditions hereof, the Closing shall take place by telecommunications at the offices of LSAI in Oklahoma City, Oklahoma, and at the offices of HLI in Midland, Texas, or at such other places as the parties hereto shall agree.

      2.4 INSTRUMENTS OF TRANSFER AND CONVEYANCE. The conveyance, transfer, assignment and delivery of the HLI Assets as herein provided shall be effected by delivery by HLI at Closing (or any time thereafter) to LSAI and LSI of instruments of transfer, conveyance, endorsements, bills of sale, all in form satisfactory to LSAI and LSI, duly executed, as LSAI and LSI shall reasonably deem necessary to vest in LSAI and LSI at Closing and at any time thereafter, good and marketable title to the HLI Assets, free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever.

     2.5 NO ASSUMPTION OF LIABILITIES. Except as set forth on Schedule 2.5, in connection with the purchase of the HLI Assets and consummation of the transactions contemplated under this Agreement, LSAI and LSI shall not nor shall any provision of this Agreement be construed to cause LSAI and LSI to, assume or become liable for any liability, obligation, performance, duty, debt, lien or any other claim of any kind or nature of HLI, and HLI hereby acknowledges that it shall remain liable for all of its liabilities, obligations, performances, duties, debts, liens or any other claim of any kind or nature, other than as set forth on Schedule 2.5, after the Closing. Provided, however, LSI shall assume all obligations of HLI to maintenance any and all records and information required to be maintained and the continuing obligation to maintain all urine samples in a frozen state in accordance with the regulations of the Substance Abuse and Mental Health Services Administration, formerly National Institute on Drug Abuse.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF LSAI AND LSI

     LSAI and LSI hereby represent and warrant to HLI as of the date hereof as follows:

     3.1 ORGANIZATION, GOOD STANDING, POWER, ETC. LSAI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as contemplated following the Closing. LSI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as contemplated following the Closing.

     3.2 AUTHORIZATION OF AGREEMENT. Each of LSAI and LSI has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by LSAI and LSI and the consummation by LSAI and LSI of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of LSAI and LSI. This Agreement has been duly executed and delivered by LSAI and LSI, and constitutes the legal, valid and binding obligation of LSAI and LSI, enforceable against each of LSAI and LSI in accordance with terms of this Agreement, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 NO CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement by LSAI and LSI nor the consummation of the transactions contemplated by this Agreement, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of LSAI and Articles of Incorporation and Bylaws of LSI, as currently in effect; (b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any governmental authority, other regulatory or self-regulatory body or association or arbitrator binding upon LSAI or LSI or any of its properties or assets; (c) result in a breach of or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under), or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which LSAI or LSI is a party or by which LSAI or LSI or any of its properties or assets is bound or affected, or
(ii) any lease, license, tariff, contract or other agreement or instrument to which LSAI or LSI is a party or by which LSAI or LSI or any of its properties or assets is bound or affected; or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties or assets now or hereafter owned by LSAI or LSI.

     3.4 CONSENTS AND APPROVALS. No consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required by or with respect to LSAI or LSI in connection with the execution and delivery of this Agreement by LSAI or the consummation by LSAI of the transactions contemplated hereby, other than following consummation of the transactions contemplated by this Agreement in connection or compliance with any applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). LSAI hereby agrees to undertake all required actions in compliance with the Exchange Act; provided, however, that any failure of LSAI to comply with the Exchange Act shall not affect the obligations of LSAI and LSI under the terms of this Agreement.

     3.5 FULL DISCLOSURE. No representation, covenant or warranty by LSAI or LSI contained in this Agreement and no written information or agreements furnished or to be furnished to HLI by LSAI and LSI or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to contain a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF HLI

     HLI hereby represents and warrants to LSAI and LSI as follows:

     4.1 ORGANIZATION, GOOD STANDING, POWER, ETC. HLI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. HLI is duly qualified to do business and is in good standing in each other jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business requires such qualification.

     4.2 AUTHORIZATION OF AGREEMENT. HLI has all requisite power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by HLI and the consummation by HLI of the transactions contemplated hereby have been duly authorized and all necessary corporate action on the part of HLI has been taken or will have been taken on or before Closing. This Agreement has been duly executed and delivered by HLI, and constitutes the legal, valid and binding obligation of HLI, enforceable against HLI in accordance with the terms of this Agreement, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 NO CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement by HLI, nor the consummation of the transactions contemplated by this Agreement, will (a) violate or conflict with any provision of the Articles of Incorporation or By-laws of HLI, as currently in effect; (b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any governmental authority, other regulatory or self-regulatory body or association or arbitrator binding upon HLI or any of its properties or assets;
(c) at Closing or thereafter result in a breach of or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under), or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which HLI is a party or by which HLI or any of the HLI Assets is bound or affected, or
(ii) any lease, license, tariff, contract or other agreement or instrument to which HLI is a party or by which HLI or any of the HLI Assets is bound or affected; or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the HLI Assets.

     4.4 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required by or with respect to HLI in connection with the execution and delivery of this Agreement by HLI, or the consummation by HLI of the transactions contemplated by this Agreement.

     4.5 HLI ASSETS. The HLI Assets are free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever.

     4.6 FINANCIAL STATEMENTS. HLI has delivered to LSAI (a) the unaudited balance sheet of HLI as of December 31, 1997, and the related unaudited statements of income, and cash flows of HLI for the fiscal year ended December 31, 1997, together with the notes related thereto (the "HLI Financial Statements"). Each HLI Financial Statements (and the notes relating thereto) were prepared in accordance with generally accepted accounting principles consistently applied and fairly presents the financial condition of HLI as of the date thereof and the related results of operations, and cash flows of HLI for and during the periods covered thereby.

     4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, HLI has not (i) borrowed or agreed to borrow funds secured or to be secured by the HLI Assets; (ii) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, contingent or otherwise, that resulted in or may become a lien, charge, claim, pledge, security interest or encumbrance of any type or kind whatsoever against or burden upon the HLI Assets; (iii) declared, set aside or paid any distribution of the HLI Assets;
(iv) mortgaged, pledged or subjected to lien, charge or other encumbrance, or agreed so to do, any of the HLI Assets; (v) sold, assigned, transferred, conveyed, leased or otherwise disposed of or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any of the HLI Assets; (vi) entered into any material transaction, contract or commitment, other than this Agreement, affecting or related to the HLI Assets; and (vii) made or permitted, or agreed to make or permit, any amendment or termination of any material contract, franchise, license, agreement or other instrument (that constitutes in whole or part or relates to the HLI Assets) to which HLI is a party or by which any of the HLI Assets is bound. Furthermore, except as otherwise set forth on Schedule 4.7, during the year ended December 31, 1997 and since December 31, 1997, HLI has not lost and has no knowledge of the threatened of loss of any customer for whom forensic drug testing services were provided during the year ended December 31, 1997, which such customer services accounted for $30,000 or more of HLI revenues during the year ended December 31, 1997.

     4.8 TITLE TO THE HLI ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES. HLI holds good and defensible title to the HLI Assets, free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever.

     4.9 LITIGATION. (i) Except as set forth on Schedule 4.9, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry ("proceeding") before any governmental authority or arbitrator, now pending or threatened against, relating to or affecting HLI and/or the HLI Assets or business of HLI or that questions the validity of this Agreement or affects the transactions contemplated herein, and there is no basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

          (ii) HLI has not been permanently or temporarily enjoined or prohibited by order, judgment or decree of any governmental authority or arbitrator from engaging in or continuing any conduct or practice in connection with the business engaged in by HLI or which would prevent or hinder the sale, assignment, conveyance, setting over, transfer and delivery of the HLI Assets by HLI to LSAI of all right, title and interest of HLI in and to the HLI Assets free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever, as contemplated hereunder.

          (iii) There is not in existence any order, judgment or decree of any governmental authority or arbitrator (other than general industry orders) enjoining or prohibiting HLI from taking, or requiring HLI to take, any action of any kind or to which HLI or any of the HLI Assets, are subject or bound.

          (iv) HLI is not in default in any respect under any Legal Requirement or any order, writ, injunction or decree of any governmental authority or arbitrator which would prevent or hinder the sale, assignment, conveyance, setting over, transfer and delivery of the HLI Assets by HLI to LSAI of all right, title and interest of HLI in and to the HLI Assets free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever, as contemplated hereunder.

     4.10 COMPLIANCE WITH LAWS. HLI is in compliance with all Legal Requirements applicable to any of its properties or assets including the HLI Assets and/or the ownership, operation or use thereof, and HLI has not received notice of any noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to any of its properties or assets including the HLI Assets or to the operation of its business.

     4.11 FULL DISCLOSURE. No representation, covenant or warranty by HLI contained in this Agreement and no written information or agreements furnished or to be furnished to LSAI and LSI by HLI pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to contain a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                           COVENANTS OF LSAI AND LSI

     Each of LSAI and LSI covenants and agrees with HLI that, at all times between the date hereof and the Closing, each of LSAI and LSI will comply with all covenants and provisions of this Article V, except to the extent HLI may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

     5.1 APPROVALS. Each of LSAI and LSI will (i) take all reasonable steps and use all reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations, certificates, franchises, licenses, consents and clearances of governmental authorities and of third parties, required of LSAI to consummate the transactions contemplated by this Agreement, (ii) provide such other information and communications to such governmental authorities as HLI or such authorities may reasonably request, and (iii) cooperate with HLI in obtaining, as promptly as practicable, all approvals, authorizations, certificates, franchises, licenses, consents and clearances of governmental authorities required of HLI to consummate the transactions contemplated by this Agreement.

     5.2 BROKERS' FEES. Each of LSAI and LSI has not and will not incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VI

                               COVENANTS OF HLI

     HLI covenants and agrees with LSAI and LSI that, at all times between the date hereof and the Closing, HLI will comply with all covenants and provisions of this Article VI, except to the extent LSAI and LSI may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

     6.1 APPROVALS. HLI will (i) take all reasonable steps and use all reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations and clearances of governmental authorities and of third parties, required of it to consummate the transactions contemplated by this Agreement, (ii) provide such other information and communications to such governmental authorities as LSAI or LSI or such authorities may reasonably request, and (iii) cooperate with LSAI and LSI in obtaining, as promptly as practicable, all approvals, authorizations and clearances of governmental authorities required of LSAI and LSI to consummate the transactions contemplated by this Agreement.

     6.2 INVESTIGATION BY LSAI AND LSI. HLI will provide LSAI and LSI, their counsel, accountants, and other representatives with reasonable access (at the sole cost, risk and expense of LSAI and LSI), upon prior notice and during normal business hours, to all facilities, officers, directors, employees, agents, accountants, assets, properties, books and records of HLI. HLI will furnish to LSAI and LSI and such other persons during such period all such other information and data concerning the business, operations and affairs of HLI or the transactions contemplated by this Agreement as LSAI and LSI or any of such other persons reasonably may request. LSAI and LSI hereby agrees to indemnify and hold HLI harmless from all claims, losses or damages arising out of exercise of such information access rights pursuant to this Section 6.2. HLI will also provide to LSAI and LSI timely notice of and access to minutes of all meetings (and all actions by written consent in lieu thereof) of the board of directors and stockholders of HLI.

     6.3 NO NEGOTIATIONS. Except as contemplated in this Agreement, HLI will not take (or permit any other person acting for or on behalf of HLI to take), directly or indirectly, any action to (i) seek or encourage any offer or proposal from any person to acquire any of the HLI Assets or any interest therein, (ii) merge, consolidate or combine, or permit any other person to merge, consolidate or combine, with HLI, (iii) liquidate, dissolve or reorganize HLI, (iii) acquire or transfer any of the HLI Assets or any interests therein, other than in the ordinary course of business, or (iv) reach any agreement or understanding (regardless of whether such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise to attempt to consummate, any such acquisition, transfer, merger, consolidation, combination, liquidation, dissolution or reorganization. LSAI and LSI hereby acknowledge that, following the Closing Date, HLI anticipates selling all or a portion of its remaining assets and adopting a plan of liquidation and dissolution and the filing articles of dissolution in accordance with the Texas Business Corporation Act and distributing the assets of HLI to the shareholders of HLI, after payment or provision for payment of its debts.

     6.4 CONDUCT OF BUSINESS. HLI will conduct its business only in the ordinary course and consistent with past practices. Without limiting the generality of the foregoing:

     (i) HLI will cause the books and records of HLI, and HLI maintain its books and records in the usual manner and consistent with past practices and customs, and will not permit a material change in any operational or financial reporting or accounting practice or policy of HLI or in any assumption underlying such a practice or policy.

     (ii) HLI will (A) prepare properly and file duly and timely all reports and all tax returns required to be filed with governmental authorities with respect to its business, operations or affairs, and (B) pay duly and fully all Taxes indicated by such tax returns or otherwise levied or assessed upon it or any of its assets and properties, and withhold or collect and pay to the proper taxing authorities or reserve for such payment all Taxes that it is required to so withhold or collect and pay, unless such Taxes are being contested in good faith.

     (iii) HLI (A) will not convey, encumber, mortgage, pledge or dispose of any portion of the HLI Assets, (B) will use its best efforts to conduct its business in the ordinary course in a prudent and diligent manner in accordance with industry standards,(C) will promptly notify LSAI in writing of the receipt of any written notice or written claim of default or breach by HLI or of any termination or cancellation, or written threat of termination or cancellation, of any contracts, agreements or other arrangements with HLI's customers, (D) will promptly notify LSAI in writing of the loss or suspension of any certification, which would have a material adverse effect upon HLI and its operations, including without limitation, loss or suspension of certification by the Substance Abuse and Mental Health Services Administration or any applicable state agency.

     6.5 NO DISTRIBUTIONS. HLI will not make any distributions of the HLI Assets to its shareholders.

     6.6 NO DISPOSAL OF HLI ASSETS. Except as contemplated in this Agreement, HLI will not (a) dispose of or assign any of the HLI Assets or permit any of the HLI Assets to be subjected to any liens, or (b) sell any portion of the HLI Assets to any third party.

     6.7 CONTRACTS. HLI will not enter into any contract for the providing of drug testing services, except contracts entered into in the ordinary course of business consistent with past practices.

     6.8 NOTICE AND CURE. HLI will notify LSAI and LSI promptly in writing of, and contemporaneously will provide LSAI and LSI with true, complete and correct copies of, any and all information or documents relating to, and will use all reasonable efforts to cure prior to the Closing, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of HLI being breached under this Agreement, or that renders or will render untrue any representation or warranty of HLI contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. HLI also will use all reasonable efforts to cure, at the earliest practicable date and before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by HLI in this Agreement.

     6.9 AGREEMENTS AND COVENANTS. HLI will not make any commitment, either in writing or orally, which would violate any of the provisions set forth in this
Article VI.

     6.10 BROKERS' FEES. HLI not and will not incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                OF THE PARTIES

     Notwithstanding any other provision of this Agreement, the obligation of HLI, on the one hand, and LSAI and LSI, on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one of which may be waived by such entity:

     7.1 CONSENTS AND APPROVALS. All approvals of and consents by all governmental authorities and other persons, and all permits by and all filings with and submissions to all such governmental authorities and other persons as may be required for the consummation of the transactions contemplated by this Agreement, shall have been obtained or made and reasonably satisfactory evidence thereof shall have been received and any waiting period, if applicable, shall have expired.

     7.2 CERTAIN ACTIONS. There shall not have been instituted and be continuing or threatened against LSAI, LSI, HLI or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would restrain, prohibit or invalidate, or result in the payment of substantial damages in respect of, any transaction contemplated by this Agreement.

     7.3 APPROVAL OF STOCKHOLDERS OF HLI. The stockholders of HLI shall have approved this Agreement.

                                 ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF HLI

     Not withstanding any other provision of this Agreement, the obligations of HLI to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by HLI:

     8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of LSAI and LSI set forth in Article III above shall be true and correct in all material respects as of the date of this Agreement, with the same effect as though such representations and warranties had been made at and as of Closing.

     8.2 PERFORMANCE OF COVENANTS, AGREEMENTS AND CONDITIONS. LSAI and LSI shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Closing.

     8.3 CERTAIN ACTIONS. There shall not have been instituted and be continuing or threatened against LSAI, LSI, HLI, or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would impose or confirm material limitations on the ability of HLI to receive the consideration for purchase of the HLI Assets pursuant to Section 2.2 hereof.

     8.4 NO ADVERSE CHANGE. No material adverse change shall have occurred in the business, operations, properties, assets or financial condition of LSAI and LSI since the date of this Agreement.

     8.5 OFFICERS' CERTIFICATE, ETC. HLI shall have received (a) certificates, dated the date of the Closing and signed by the Chief Executive Officer or President of LSAI or LSI, as the case may be, to the effect set forth in Sections 8.1, 8.2, 8.3 and 8.4 above, and (b) such other certificates, instruments and documents as shall be reasonably requested by HLI for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

     8.6 EMPLOYMENT OFFER TO KEY LABORATORY PERSON. LSI shall offer Randy Clouette, an employee of HLI, an employment position in the laboratory facilities of LSI in Gretna, Louisiana as a "responsible person" under the regulations of the Substance Abuse and Mental Health Services Administration for annual compensation of Fifty Thousand Dollars ($50,000).

     8.7 THREE-YEAR EMPLOYMENT AGREEMENT. LSAI shall have caused LSI to have executed and delivered to Harrison the Employment Agreement attached hereto as Exhibit A.

                                  ARTICLE IX

              CONDITIONS PRECEDENT TO OBLIGATIONS OF LSAI AND LSI

     Notwithstanding any other provision of this Agreement, the obligations of LSAI and LSI to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by LSAI and LSI:

     9.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.   The representations and
warranties of HLI set forth in Article IV above shall be true and correct as of the date of this Agreement and as of the Closing, with the same effect as though such representations and warranties had been made at and as of the Closing.

     9.2 PERFORMANCE OF COVENANTS, AGREEMENTS AND CONDITIONS. HLI shall have duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by HLI, at or prior to the Closing.

     9.3 NO ADVERSE CHANGE. No material adverse change shall have occurred in the business, prospects, operations, properties or financial condition of HLI as such related to the HLI Assets since December 31, 1997.

     9.4 CERTAIN ACTIONS. There shall not have been instituted and be continuing or threatened against LSAI, LSI, HLI, or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would prohibit the ownership of all of the HLI Assets by LSAI and LSI.

     9.5 OFFICERS' CERTIFICATES, ETC. LSAI shall have received (a) a certificate, dated the date of the Closing and signed by the Chief Executive Officer or President of HLI to the effect set forth in Sections 9.1, 9.2, 9.3 and 9.4 above, and (b) such other certificates, instruments and documents as shall be reasonably requested by LSAI for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

                                   ARTICLE X

                          TERMINATION AND AMENDMENTS

     10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing, as follows:

     (i)   by mutual consent of LSAI, LSI and HLI;

     (ii) by either LSAI or HLI in the event the Closing shall not have been consummated on or before May 30, 1998; provided, however, that if LSAI and LSI (on the one hand) are or HLI (on the other hand) is in compliance with their or its respective representations, warranties and covenants made in this Agreement and prepared to close the transactions contemplated in this Agreement on May 30, 1998, the in such event, LSAI and LSI may require HLI or HLI may require LSAI and LSI to perform as quickly after May 30, 1998, as possible and may specifically use the remedies provide in Section 11.2 to enforce the provisions this Section 10.1 and the other provisions of this Agreement to cause consummation of the transactions contemplated in this Agreement; or

     (iii) by LSAI and LSI on the one hand or HLI on the other hand if there shall have been entered or rendered against LSAI, LSI, HLI, or any of their respective directors or officers in any action or proceeding referred to in Sections 7.2, 8.3 or 9.4 hereof an injunction or a final judgment having one of the effects specified in such Sections.

     10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either LSAI and LSI on the one hand or HLI on the other hand, as provided in
Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no obligation or liability on the part of LSAI, LSI, HLI or their respective officers, directors or shareholders, except as stated in Section 12.7 hereof; provided, however, that such limitation shall not apply in the event of a willful breach by LSAI, LSI or HLI of any of their respective material covenants contained herein in which case the non-breaching party shall be entitled to recover from the breaching party all out-of-pocket costs (including without limitation reasonable attorney fees' and expenses) which the non-breaching party has incurred in connection this Agreement.

     10.3 AMENDMENT. This Agreement may be amended by the parties hereto, at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                  ARTICLE XI

               SURVIVAL OF PROVISIONS; REMEDIES; FEES AND COSTS

     11.1 SURVIVAL. The representations, warranties, covenants and agreements respectively made by LSAI and HLI in this Agreement, in the Schedules or Exhibit hereto, or on any certificate delivered pursuant to the provisions hereof shall survive shall not terminate upon the Closing and consummation of the transactions contemplated by this Agreement. The parties hereto acknowledge that the representations and warranties contained in this Agreement are intended to and shall give rise to liability, claim, action or cause of action on the part of any party hereof on account of breach of any such representation or warranty.

     11.2 AVAILABLE REMEDIES. Each party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated by this Agreement, subject only to the satisfaction of conditions precedent, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing pursuant to Section 2.1 hereof.

     11.3 ATTORNEYS' FEES AND COSTS. In the event any party hereto shall be required to employ an attorney or attorneys to institute a legal proceeding against the other party or parties for the purpose of enforcing any of the provisions of this Agreement or protecting its interest in any matter arising under this Agreement, the non-prevailing party in any such action pursued in courts of competent jurisdiction (the finality of which is not legally contestable) shall pay to the prevailing party all reasonable costs, damages and expenses, including attorneys' fees, expended or incurred in connection with such proceeding. The standard to be applied in determining who is a prevailing party for purposes of this Section 11.2 shall be the same standard as applied by the courts in determining who is a prevailing party for purposes of Rule 54(d) of the Federal Rules of Civil Procedure.

                                  ARTICLE XII

      CONTINUING OBLIGATIONS OF HLI, HARRISON, LSAI AND LSI AFTER CLOSING

     Following Closing and consummation of the transactions contemplated in this Agreement, the HLI covenants and agrees (except to the extent LSAI and LSI may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement), and each of LSAI and LSI covenants and agrees (except to the extent HLI otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement), as follows:

     12.1 INDEMNIFICATIONS BY HLI. Subject to the provisions of this Article XII, HLI agrees to indemnify fully in respect of, hold harmless and defend LSAI, LSI and any Affiliate (as defined below) of

LSAI or LSI against any and all damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, losses, including Taxes, expenses (including interest, penalties, and fees and disbursements of attorneys, accountants and experts) ("Loss" or "Losses") incurred or suffered by any of them arising out of or relating to (i) any misrepresentation or breach of warranty or covenant on the part of HLI under this Agreement and (ii) any nonfulfillment or failure to perform any covenant or agreement on the part of any of HLI under this Agreement. For purposes of this
Article XII, "Affiliate" shall refer to an officer, director or employee of LSAI, LSI or HLI, as the case may be.

     12.2 INDEMNIFICATIONS BY LSAI. Subject to the provisions of this Article XII, LSAI agrees to indemnify fully in respect of, hold harmless and defend HLI and any Affiliate of HLI against, any and all Losses arising out of or relating to (i) any misrepresentation, or breach of warranty or covenant on the part of LSAI under this Agreement, or (ii) nonfulfillment or failure to perform any covenant or agreement on the part of LSAI or LSI under this Agreement.

     12.3 SET OFF.  Subject to Section 12.5, in the event that HLI, LSI or
LSAI (the "Debtor Party") shall be indebted to HLI, LSI or LSAI or any other person or entity (the "Creditor Party") for any amounts pursuant to the terms of this Agreement, including, but not limited to, the provisions of this Article XII or under any other agreement, then the Creditor Party (or Affiliate, if applicable) may give notice to the Debtor Party of such obligation. If such notice has been given and the Debtor Party does not fully pay such obligation within 90 days of such notice, then the Creditor Party may retain and apply to the payment of that amount otherwise owed by the Creditor Party (or Affiliate, if applicable) to the Debtor Party (or Affiliate, if applicable) under this Agreement or under any other agreement and in doing so such Creditor Party (or Affiliate, if applicable) shall have no liability to such Debtor Party for such retention and application, under this Agreement or any such other agreement and such retention and application shall not be a violation or breach thereof; provided, however, the amount which may be retained pursuant to this Section
12.3 of any payment otherwise due under this Agreement or any such other agreement shall be an amount equal to that percentage of such payment obtained by dividing such payment by all amounts then due and which can then be determined to become due to the Debtor Party (or Affiliate, if applicable) by the Creditor Party (or Affiliate, if applicable) under this Agreement or any such other agreement.

     12.4 LIMITATION OF LIABILITY FOR CERTAIN MISREPRESENTATIONS OR BREACHES.
(i) HLI shall not be liable under this Agreement for any misrepresentation or breach of warranty, or breach of any covenant to be performed at or prior to Closing, except to the extent that the aggregate amount of Losses for which it would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $10,000 and then in such case to the full extent of such Losses; provided, however, that in no event shall HLI be liable for any such misrepresentation or such breach in excess of the sum of One Million Dollars ($1,000,000). LSAI and LSI hereby acknowledge that, following the Closing Date, HLI anticipates selling all or a portion of its remaining assets and adopting a plan of liquidation and dissolution and the filing articles of dissolution in accordance with the Texas Business Corporation Act and distributing the assets of HLI to the shareholders of HLI, after payment or provision for payment of its debts. HLI hereby acknowledges that the obligations of HLI under the provisions of this Article XII and the other provisions of this Agreement shall survive the Closing and that adequate provision must be made for payment of said obligations prior to the filing of said articles of dissolution in accordance with the Texas Business Corporation Act.

     (ii) LSAI and LSI, jointly and not severally, shall not be liable under this Agreement for any misrepresentation or breach of warranty, or breach of any covenant to be performed at or prior to Closing, except to the extent that the aggregate amount of Losses for which it would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $10,000 and then in such case to the full extent of such Losses;

provided, however, that in no event shall LSAI and LSI be liable for any such misrepresentation or breach for an aggregate amount in excess of One Million Dollars ($1,000,000).

     12.5 METHOD OF ASSERTING CLAIMS, ETC. The party claiming indemnification under Section 12.1 or 12.2 of this Agreement hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." All claims for indemnification by any Indemnified Party under this Article XII shall be asserted and conducted as follows:

          12.5.1 NOTIFICATION; DEFENSE. In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Indemnified Party's failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and
     (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement by the Indemnifying Party it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and his counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim for which indemnity is sought hereunder may be settled without the consent of the Indemnifying Party, which consent may not be unreasonably withheld.

          12.5.2 COUNTERCLAIM NOTIFICATION. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall give a Claim Notice with respect to such claim to the Indemnifying Party.

          12.5.3 ACCESS TO BOOKS AND RECORDS. To the extent that LSAI or LSI or its Affiliate may claim indemnity against HLI hereunder, HLI agrees to give LSAI or LSI or its Affiliate access to the books, records and employees of HLI in connection with the matters for which indemnification is sought hereunder, to the extent LSAI or LSI or its Affiliate reasonably deems necessary in connection with the rights and obligations under this Agreement. To the extent that HLI may claim indemnity against LSAI or LSI under this Agreement, LSAI or LSI agrees to give HLI access to the books, records and employees of LSAI or LSI, as the case may be, in connection with the matters for which indemnification is sought hereunder, to the extent HLI reasonably deems necessary in connection with its rights and obligations under this Agreement.

     12.6 TRANSITION ASSISTANCE. Harrison agrees to provide LSAI and LSI with such transition assistance and services for a period of ninety (90) days following Closing as LSAI or LSI may reasonably request in order to provide for an orderly and business-like transition of the ownership of the HLI Assets from HLI. For such assistance and services, Harrison shall not be entitled to receive any compensation other than as provided in the Employment Agreement attached hereto as Exhibit A.

     12.8 NON-COMPETITION. (i) In order to induce LSAI and LSI to enter into this Agreement and the Employment Agreement attached hereto as Exhibit A, HLI and Harrison covenants and agrees that, for a period of three (3) years from Closing, each of HLI and Harrison shall not, and HLI shall not permit any of its officers and directors, (A) to engage in any business similar to, or in any way competitive with, that carried on by LSAI or LSI as constituted on the date of this Agreement within any county in any state in which HLI is engaged in any such similar or competitive business ("Competitive Business") (except pursuant to agreements with LSAI and LSI), (B) to acquire any legal or beneficial interest in, or otherwise participate in the ownership of any person, firm, corporation, partnership or other entity or association which is or becomes engaged in a Competitive Business, except ownership of less than one percent of a publicly traded company shall be permissible, (C) to directly or indirectly solicit, canvass or otherwise contact or accept any business or transaction from any present or former customer of HLI, or take any action which shall cause the termination or curtailment of the business relationship between HLI or LSAI or LSI and/or its successor or successors and any of their present, future or former customers, including without limitation those customers constituting in whole or in part the HLI Assets relating to a Competitive Business, and (D) to directly or indirectly, without the prior written consent of LSAI and LSI, solicit, entice, raid, persuade or induce any individual who at of the date of this Agreement is, or at any time during such period shall be, an employee of LSAI, LSI or its subsidiary, or any of its respective successors, to terminate or refrain from renewing or extending his or her employment with LSAI or LSI or its subsidiary, or any of its respective successors, except this clause shall not apply to any such employee whose employment shall have been terminated by LSAI, LSI or its subsidiary. This covenant and agreement is included herein in order to protect the value of the HLI Assets being acquired by LSAI and LSI pursuant to this Agreement and to assure that LSAI and LSI shall have the full benefit of the value of the HLI Assets.

     (ii)   If any part of the restrictions set forth in subsection (i) of this
Section 12.8 shall, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected and shall be enforced to the fullest extent permitted by law. If any of such restrictions are deemed to be unreasonable by a court of competent jurisdiction, then HLI shall submit to the reduction or modification of this Section 12.8 as said court deems reasonable.

     (iii) If HLI shall be in violation of the aforementioned restrictive covenant and agreements in this Section 12.8, then in addition to other remedies available to LSAI or LSI, the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation occurred.

     (iv) The terms and provisions of this Section 12.8 are for the benefit of LSAI and LSI and may be waived in whole or in part only in writing by LSAI and LSI.

     (v) HLI, LSAI and LSI agree that no portion of the purchase price of the HLI Assets shall be allocable to the restrictive covenant and agreement as set forth in this Section 12.8.

     12.9 INJUNCTIVE RELIEF. HLI acknowledge that LSAI and LSI would be irreparable damaged and that money damages and any other remedy available at law would be inadequate to redress or remedy any loss in the event that the provisions of Section 12.8 were not fully performed in accordance with their specific terms or are otherwise breached, and HLI, therefore, agrees that LSAI and its assigns, in addition to recovering any claim for damages or obtaining any other remedy available at law, also may enforce the terms of Section 12.8 by injunction or specific performance and may obtain may other appropriate remedy available in equity, and that HLI hereby waives its or his right to assert and will not assert in defense against such equitable claims that an adequate legal remedy is available.

     12.9 SPECIMEN COLLECTION SITE AND PERSONNEL EMPLOYMENT. LSAI and LSI hereby agree to (i) establish a specimen collection site in Midland, Texas, and
(ii) employ Brandi Hamilton at such collection site as an employee of LSI, commencing on the date following the Closing Date, with annual compensation of Thirty Thousand Dollars ($30,000) payable in equal semi-month installments on the fifteenth and last day of each month. Provided, however, LSAI and LSI shall not be obligated to maintain the collection site or such employment for any definite period of time and shall have the right to terminate such collection site and employment in their sole and absolute discretion at any time.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1 EXPENSES. Except as otherwise provided herein, LSAI will pay its own costs and expenses, and HLI will pay own costs and expenses, incurred in connection with this Agreement and the transactions contemplated by this Agreement, including without limitation fees and expenses of counsel, irrespective of when incurred and regardless of whether this transaction is consummated.

     13.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered personally, or on the next day after being sent by facsimile transmission or a nationally recognized overnight delivery service, or on the third (3rd) day after being sent by registered or certified mail (return receipt requested), postage prepaid to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

     If to LSAI:

          Laboratory Specialists of America, Inc.
          101 Park Avenue, Suite 810
          Oklahoma City, Oklahoma  73102
          Attention:  John Simonelli
          Facsimile:  (405) 232-9801

     With a copy to:
                  Michael E. Dunn, Esq.
                  Dunn Swan & Cunningham
                  2800 First Oklahoma Tower
                  Oklahoma City, Oklahoma  73102-5604
                  Facsimile:  (405) 235-9605

     If to HLI:

          Harrison Laboratories, Inc.
          Post Office Box 61750
          Midland, Texas 79711
          Attention:  Roy D. Harrison
          Facsimile:  (915) 563-3131

        With copies to:

               Mike Atkins, Esq.
               McMahon, Tidwell, Hansen, Atkins & Peacock, P.C.
               4001 East 42nd Street, Suite 200
               Odessa, Texas 79762
               Facsimile: (915) 363-9121

     13.3 ENTIRE AGREEMENT. This Agreement (including the Exhibit and Schedules hereto and the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

     13.4 BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability hereunder or by reason hereof shall be assignable by any of the parties to this Agreement without the prior written consent of the others. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of the parties hereto or such successors or assigns and for the benefit of no other person.

     13.5 WAIVER. Any term or provision of this Agreement may be waived in writing at any time by LSAI and LSI, if it is entitled to the benefits thereof, or by HLI, if it is entitled to the benefits thereof. No such waiver shall, unless explicitly stated, be a continuing waiver. No failure to exercise or delay in exercising any right hereunder shall constitute a waiver thereof.

     13.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed within that State.

     13.7 CONFIDENTIALITY. Prior to the consummation of the transactions contemplated herein, HLI, LSI and LSAI shall each keep confidential, and not disclose to any third party, information it may obtain hereunder about the other; provided, however, that this restriction shall not apply to information which (a) is now in or may hereafter enter the public domain without breach of this covenant, (b) was already in the possession of HLI, LSI or LSAI, as the case may be, prior to receipt from the other, (c) is lawfully received by HLI or LSAI and LSI, as the case may be, from an unrelated third party after receipt of the same from the other, (d) HLI or LSAI and LSI, as the case may be, is required by law to disclose, or (e) HLI or LSAI and LSI, as the case may be, discloses to independent consultants or financial institutions, provided there are restrictions prohibiting further dissemination of such information by any such consultant or financial institution. If the transactions contemplated herein are not consummated, each of HLI, LSI and LSAI shall return to the other all data obtained pursuant to this Agreement.

     13.8 PUBLICITY. All press releases and other publicity concerning the transactions contemplated herein shall be jointly planned and coordinated by and between HLI and LSAI. Neither party shall act unilaterally in this regard without the prior written approval of the other, except to the extent required by law.



     13.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

"HLI"                               HARRISON LABORATORIES, INC.

                                    By: /s/ Roy D. Harrison
                                        --------------------------------
                                        Roy D. Harrison, Chief Executive Officer


"Harrison"                              /s/ Roy D. Harrison
                                        --------------------------------
                                        Roy D. Harrison


"LSAI"                              LABORATORY SPECIALISTS OF AMERICA, INC.

                                    By: /s/ John Simonelli
                                        --------------------------------
                                        John Simonelli, Chief Executive Officer


"LSI"                                LABORATORY SPECIALISTS, INC.

                                    By: /s/ Arthur R. Peterson, Jr.
                                        --------------------------------
                                        Arthur R. Peterson, Jr., President